Exhibit 10(b)

AMENDMENT NUMBER ONE TO

GRANTOR TRUST AGREEMENT

THIS AGREEMENT, made as of the thirteenth day of May, 1994, by and between THE BANK OF NEW YORK COMPANY, INC., a corporation organized and existing under the laws of the State of New York (hereinafter referred to as the “Company”), and UNITED STATES TRUST COMPANY OF NEW YORK, a corporation organized and existing under the laws of the State of New York (hereinafter referred to as the “Trustee”),

W  I  T  N  E  S  S  E  T  H  :

WHEREAS, the Company and the Trustee entered into a Grantor Trust Agreement dated as of November 16, 1993 (the “Agreement”); and

WHEREAS, Article TWELFTH of the Agreement provides that the Company may amend the Agreement; and

WHEREAS, the Company desires to amend the Agreement;

NOW, THEREFORE, the Company and the Trustee agree that the Agreement is amended as follows, effective as of May 13, 1994:

(1)	Item 3 of EXHIBIT I is hereby amended by adding the name “Newton P.S. Merrill” immediately following the name “Robert J. Mueller” as it appears in the column entitled “Individual” and the date “April 25, 1994” immediately following the date “January 10, 1993” as it appears in the column entitled “Date of Agreement”.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in their respective names by their duly authorized officers under their corporate seals as of the day and year first above written.

ATTEST:	THE BANK OF NEW YORK COMPANY, INC.

/s/ SUE J. SIEBEL	/s/ CHARLES E. RAPPOLD II

Charles E. Rappold II Chief Legal Officer and Secretary

ATTEST:	UNITED STATES TRUST COMPANY OF NEW YORK

/s/ GERARD STAFFORD-SMITH	By:	/s/ MARTHA C. DOLAN

Martha C. Dolan Vice President